Exhibit 99

FOR IMMEDIATE RELEASE

For further information:
Kenneth Kay	Steve Iaco	Shelley Young
Sr. Executive Vice President and	Sr. Managing Director of	Director of
Chief Financial Officer	Corporate Communications	Investor Relations
213.438.4833	212.984.6535	212.984.8359

CB Richard Ellis Group, Inc. Reports Significantly Improved Fourth Quarter
2004 Results and Increases Full Year 2005 Guidance

Los Angeles, CA - February 2, 2005 — CB Richard Ellis Group, Inc. (NYSE:CBG) today reported full year 2004 diluted earnings per share of $0.91, or $1.65 excluding one-time items related to the Insignia acquisition and the Company’s initial public offering.  Based on the momentum exhibited by all of its business lines, the Company is revising its diluted earnings per share guidance upward for 2005 to a range of $1.95 to $2.05, excluding residual one-time Insignia-related and debt buy-back charges.

Fourth Quarter Highlights

For the fourth quarter of 2004, the Company generated revenue of $798.2 million, which was 28.5% ahead of the $621.3 million posted in the fourth quarter of 2003.  The Company reported fourth quarter net income of $66.4 million, or $0.88 per diluted share.  This was $76.5 million ahead of the fourth quarter of 2003, when the Company reported a net loss of $10.1 million, or $0.16 net loss per diluted share.

Excluding one-time items primarily related to the July 2003 acquisition of Insignia Financial Group, the Company would have earned net income(1) of $68.4 million, or $0.90 per diluted share in the fourth quarter of 2004, compared with $27.9 million of net income, or $0.44 per diluted share, in the fourth quarter of 2003.  This constitutes an increase in net income, as adjusted, of 145.5%.

Revenue

The above-mentioned revenue increase of 28.5% for the fourth quarter of 2004 resulted from organic revenue growth fueled by strong investment property sales and improving leasing market fundamentals on a global basis.

EBITDA(2)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) totaled $134.4 million for the quarter ended December 31, 2004, an increase of $71.1 million, or 112.2%, from the same period last year.  The increase was primarily driven by strong revenue growth combined with improved operating margins and the absence of Insignia merger-related costs in the current quarter, which significantly impacted fourth quarter 2003 results.

Interest Expense

Interest expense totaled $13.3 million for the fourth quarter of 2004, a decrease of $6.2 million, or 32.0%, compared with the same period last year.  The decrease was driven by the interest savings realized from the repayments of higher interest debt starting in the fourth quarter of 2003 and continuing throughout 2004.  The Company expects to achieve annual cash interest savings of approximately $16.0 million as a result of its de-leveraging efforts totaling approximately $150.0 million in 2004.

Management’s Commentary

“Our fourth quarter results exceeded expectations,” said Ray Wirta, chief executive officer of CB Richard Ellis. “Year-end business activity was exceptionally strong and we enter 2005 with good momentum.  All of our business lines are performing well, led by continued strong investment sales and higher leasing revenues.

“Historically low interest rates continue to drive capital flows into real estate and commercial properties are trading hands at a strong pace.  Leasing fundamentals have improved as job growth is causing companies to take on more space.  Leasing markets showed a distinct upturn late in the year, particularly in major business centers like New York and London.  Although landlord concessions have tightened, rents have not yet appreciated meaningfully.  Assuming the rebound remains on course, we will see rental growth in 2005, especially in healthier markets where supply and demand are near equilibrium.”

New Segmentation

Effective with the fourth quarter of 2004, the Company reorganized its business segments by separating the Global Investment Management business from its geographic regions.  This has reduced revenues and earnings in the Americas, Europe, Middle East and Africa (EMEA), and Asia Pacific regions, but has had no impact on consolidated results.  This action was taken in an effort to increase the Company’s transparency of reporting in light of the growth in the Global Investment Management business.  All periods presented have been restated to conform with the 2004 presentation.

Americas Region

Fourth quarter revenue for the Americas region, including the U.S., Canada, Mexico and South America, increased 29.5% to $541.1 million, compared with $417.7 million for the fourth quarter of 2003.  This increase was primarily related to strong sales and leasing activity in the U.S.

Operating income for the Americas region totaled $58.1 million for the fourth quarter of 2004, compared with $17.0 million for the fourth quarter of 2003.  The $41.1 million, or 240.5%, increase was driven by the aforementioned revenue growth as well as lower amortization expense related to Insignia net revenue backlog(3) and the lack of merger-related costs in the current quarter, which ended in the third quarter of 2004.

Excluding the impact of all one-time items, operating income for the Americas region would have been $62.9 million for the fourth quarter of 2004, an increase of $19.7 million as compared to the fourth quarter of last year.  The Americas region’s EBITDA totaled $73.6 million for the fourth quarter of 2004, an increase of $32.5 million or 79.4% from last year’s fourth quarter.

EMEA Region

Revenue for the EMEA region, mainly consisting of operations in Europe, increased 18.5% to $166.8 million for the fourth quarter of 2004, compared with $140.8 million for the fourth quarter of 2003.  Operating income for the EMEA region totaled $31.9 million for the current quarter, compared with an operating loss of $7.8 million for the same quarter last year.  Excluding one-time items related to the Insignia acquisition, operating income for this region would have been $32.5 million, which represents an increase of $11.5 million as compared to the fourth quarter of 2003.  EBITDA for the EMEA region totaled $34.1 million for the fourth quarter of 2004, an increase of $24.4 million or 250.9% from last year’s same period results.  The improvement over the 2003 fourth quarter primarily reflects strong investment sales activity.

Asia Pacific Region

In the Asia Pacific region, which includes operations in Asia, Australia and New Zealand, revenue totaled $50.4 million for the fourth quarter of 2004, an increase of 31.8% from $38.3 million for the fourth quarter of 2003.  Operating income for the Asia Pacific segment totaled $9.2 million for the quarter ended December 31, 2004, compared with $4.7 million for the same period last year. EBITDA for the Asia Pacific segment totaled $10.0 million for the current quarter, an increase of $4.6 million, or 84.3%, from last year’s same period results. The improved results reflect increasing market share in Australia and China.  The Asia Pacific segment incurred minimal one-time costs associated with the Insignia acquisition.

Global Investment Management Business

In the Global Investment Management segment, which consists of investment management operations in the U.S., Europe and Asia, revenue totaled $39.8 million for the fourth quarter of 2004, an increase of 62.6% from $24.5 million for the fourth quarter of 2003.  Operating income for the Global Investment Management segment totaled $11.0 million for the quarter ended December 31, 2004, compared with $5.2 million for the same period last year. EBITDA for the Global Investment Management segment totaled $16.8 million for the fourth quarter of 2004, an increase of $9.6 million or 132.5% from last year’s same period results. The improved results are primarily driven by incentive fees earned in Japan.  The Global Investment Management segment incurred minimal one-time costs associated with the Insignia acquisition.

Business Line Performance

During the fourth quarter of 2004, the Company gained a number of corporate clients, including Alcan, among others, and expanded its relationships with several others, including Textron.

In property management, AMB Property Corporation retained CB Richard Ellis to manage a 25 million square foot portfolio of industrial properties in California.

The Company’s commercial mortgage brokerage business also performed well in 2004 as  total volume rose 21% from 2003 to $13.3 billion in 2004.  In addition, the Global Investment Management business benefited from the strong market for publicly traded REITs as a means of realizing profits on assets within its investment portfolio.  A $400 million J-REIT called New City Residence Investment Corp. was listed on the Tokyo Stock Exchange in December 2004 and a $257 million technology-property REIT (the first of its kind) called Digital Realty Trust was listed on the New York Stock Exchange under the ticker symbol “DLR” in October 2004.

Full Year Results(4)

Full year revenue increased by $735.0 million, or 45.1%, to $2.4 billion for the year ended December 31, 2004, compared to the prior year.  Organic revenue growth was approximately 21% for 2004.  The Company recorded net income of $64.7 million, or

$0.91 per diluted share, for the year ended December 31, 2004 compared with a net loss of $34.7 million, or $0.68 net loss per diluted share, for the prior year.

Excluding one-time items, the Company would have earned net income of $117.9 million, or $1.65 per diluted share, for the year ended December 31, 2004 as compared to net income of $36.8 million, or $0.71 per diluted share, for the prior year.

EBITDA for the year ended December 31, 2004 was $245.3 million, representing an increase of $112.5 million, or 84.7%, from EBITDA of $132.8 million in 2003.  The 2004 results included $54.9 million of merger-related charges, integration costs and one-time compensation expense (associated with the Company’s initial public offering) versus $50.4 million of merger-related and integration charges in 2003.

Subsequent Event

In 2005, the Company repurchased $25.4 million of its outstanding 11¼% senior subordinated notes at a premium of $3.8 million.  This is consistent with its stated objective of reducing debt and will generate additional interest savings of $2.9 million annually.

2005 Guidance

As previously mentioned, the Company is revising its guidance upward for 2005.  CB Richard Ellis expects to achieve full year revenue growth of approximately 8% compared with 2004 and net income in the range of $149.0 million to $156.0 million, or diluted earnings per share in the range of $1.95 to $2.05, excluding residual one-time Insignia-related and debt buy-back charges totaling approximately $15.0 million (pre-tax).

The Company’s fourth-quarter earnings conference call will be held on Thursday, February 3, 2005 at 10:30 a.m. EST.  A live Webcast will be accessible through the Investor Relations section of the Company’s Web site at www.cbre.com.

To access the call, dial 888-428-4474 (in the U.S.) and 612-288-0329 (outside the U.S.) and use access code 768011.  A replay of the call will be available beginning at 2:00 p.m. EST on February 3, 2005 and ending at 2:59 a.m. EST on February 11, 2005.  To access the replay, the dial-in number is 800-475-6701 (in the U.S.) and 320-365-3844 (outside the U.S.).   The access code for the replay is 768011.  A transcript of the call will be available on the Investor Relations section of the Web site.

About CB Richard Ellis

Headquartered in Los Angeles, CB Richard Ellis is the world’s largest commercial real estate services firm (in terms of 2004 revenue). With approximately 13,500 employees, the company serves real estate owners, investors and occupiers through more than 220 offices worldwide (excluding affiliate and partner offices). The Company’s core services include property sales, leasing and management; corporate services; facilities and project management; mortgage banking; investment management; appraisal and valuation; research; and consulting.  For more information, visit the Company’s Web site at www.cbre.com.

This release contains forward-looking statements within the meaning of the ‘‘safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our growth momentum in 2005; expectations of annual cash interest savings; rental growth in 2005; future operations; and future financial performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this release.  Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.   Factors that could cause results to differ materially include, but are not limited to: commercial real estate vacancy levels; employment conditions and their effect on vacancy rates; property values; rental rates; any general economic recession domestically or internationally; general conditions of financial liquidity for real estate transactions; our ability to leverage our platform to sustain revenue growth; our ability to retain and incentivize producers; and our ability to pay down debt.

Additional information concerning factors that may influence CB Richard Ellis Group’s financial information can be found in its press releases as well as its periodic filings with the Securities and Exchange Commission.  In this regard, risk factors are specifically discussed under the headings “Risks Related to Our Business” and “Forward-Looking Statements” in CB Richard Ellis Group’s Form 10-K/A for the year ended December 31, 2003, filed June 28, 2004.  Such filings are available publicly and may be obtained off the company’s website at www.cbre.com or upon request from the CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.

(1) A reconciliation of net income to net income, as adjusted for one-time items, is provided in the exhibits to this release.

(2) The Company’s management believes that EBITDA is useful in evaluating its performance compared to that of other companies in its industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance.  As a result, the Company’s management uses EBITDA as a measure to evaluate the performance of various business lines and for other discretionary purposes, including as a significant component when measuring its performance under its employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles (GAAP), and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, operating income (loss) and net income (loss), each as determined in accordance with GAAP.  Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

For a reconciliation of EBITDA with the most comparable financial measures calculated and presented in accordance with GAAP, see the section of this press release titled “Non-GAAP Financial Measures.”

(3) The intangible asset amortization pertains to the net revenue backlog acquired in the Insignia transaction.  Net income cannot be recognized from purchased backlog; hence this amortization expense offsets that portion of operating income that was generated from the Insignia backlog acquired.

(4) The operating results for 2004 include the operations of Insignia.  However, the operating results from January 1 to July 23, 2003 do not include the operations of Insignia, as the Insignia acquisition occurred on July 23, 2003.  As such, our consolidated financial statements after the Insignia acquisition are not directly comparable to our consolidated financial statements prior to the Insignia acquisition.

CB RICHARD ELLIS GROUP, INC.

OPERATING RESULTS

FOR THE THREE AND  TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003

(Dollars in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003

Revenue	$798,189	$621,257	$2,365,096	$1,630,074

Costs and expenses:
Cost of services	406,221	311,942	1,203,765	796,428
Operating, administrative and other	266,876	234,106	909,892	678,377
Depreciation and amortization	14,856	39,051	54,857	92,622
Merger-related charges	—	17,022	25,574	36,817

Operating income	110,236	19,136	171,008	25,830
Equity income from unconsolidated subsidiaries	9,355	5,183	19,475	14,365
Interest income	1,961	937	4,264	3,560
Interest expense	13,280	19,518	65,418	71,256
Loss on extinguishment of debt	—	6,639	21,075	13,479

Income (loss) before provision (benefit) for income taxes	108,272	(901)	108,254	(40,980)
Provision (benefit) for income taxes	41,839	9,183	43,529	(6,276)

Net income (loss)	$66,433	$(10,084)	$64,725	$(34,704)

Basic income (loss) per share	$0.91	$(0.16)	$0.95	$(0.68)

Weighted average shares outstanding for basic income (loss) per share	73,044,481	62,532,166	67,775,406	50,918,572

Diluted income (loss) per share	$0.88	$(0.16)	$0.91	$(0.68)

Weighted average shares outstanding for diluted income (loss) per share	75,814,979	62,532,166	71,345,073	50,918,572

EBITDA	$134,447	$63,370	$245,340	$132,817

CB RICHARD ELLIS GROUP, INC.

SEGMENT RESULTS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003

(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Americas
Revenue	$541,089	$417,676	$1,660,307	$1,155,461
Costs and expenses:
Cost of services	310,602	228,677	924,856	609,629
Operating, administrative and other	160,907	146,881	569,195	438,425
Depreciation and amortization	11,525	20,595	37,514	56,865
Merger-related charges	—	4,475	22,038	20,367
Operating income	$58,055	$17,048	$106,704	$30,175
EBITDA	$73,554	$41,010	$154,506	$95,113

EMEA
Revenue	$166,844	$140,812	$459,741	$298,725
Costs and expenses:
Cost of services	73,257	65,091	206,258	135,864
Operating, administrative and other	59,477	54,071	207,326	136,644
Depreciation and amortization	2,170	17,362	12,050	31,110
Merger-related charges	—	12,055	3,205	15,958
Operating income (loss)	$31,940	$(7,767)	$30,902	$(20,851)
EBITDA	$34,129	$9,726	$42,433	$10,053

Asia Pacific
Revenue	$50,422	$38,266	$151,034	$107,501
Costs and expenses:
Cost of services	22,362	18,174	72,651	50,935
Operating, administrative and other	18,208	14,424	57,354	46,802
Depreciation and amortization	621	486	2,476	2,226
Merger-related charges	—	492	—	492
Operating income	$9,231	$4,690	$18,553	$7,046
EBITDA	$9,995	$5,422	$21,584	$9,633

Global Investment Management
Revenue	$39,834	$24,503	$94,014	$68,387
Costs and expenses:
Operating, administrative and other	28,284	18,730	76,017	56,506
Depreciation and amortization	540	608	2,817	2,421
Merger-related charges	—	—	331	—
Operating income	$11,010	$5,165	$14,849	$9,460
EBITDA	$16,769	$7,212	$26,817	$18,018

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)                                     Net income, as adjusted for one-time items

(ii)                                  Diluted earnings per share, as adjusted for one-time items

(iii)                               EBITDA

(iv)                              Operating income, as adjusted for one-time items

The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods as well as presenting the effects of one-time items in all periods presented.  The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of one-time items that may obscure trends in the underlying performance of its business.

Net income (loss), as adjusted for one-time items and diluted earnings per share, as adjusted for one-time items are calculated as follows (dollars in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003		2004	2003

Net income (loss)	$66,433	$(10,084)		$64,725	$(34,704)
Amortization expense related to net revenue backlog acquired in the Insignia acquisition, net of tax	1,570	19,392		8,156	38,597
Merger-related charges related to the Insignia acquisition, net of tax	(444)	11,772		15,994	24,041
Integration costs related to the Insignia acquisition, net of tax	1,410	6,785		8,968	8,907
One-time compensation expense related to the initial public offering, net of tax	(260)	—		9,381	—
Loss on extinguishment of debt related to the initial public offering, net of tax	(296)	—		10,673	—
Net income, as adjusted	$68,413	$27,865		$117,897	$36,841

Diluted income per share, as adjusted	$0.90	$0.44		$1.65	$0.71

Weighted average shares outstanding for diluted income per share, as adjusted	75,814,979	63,495,996	(1)	71,345,073	51,767,807	(1)

(1)  With adjustments to arrive at “Net income, as adjusted,” a net loss translates into a net income position on an adjusted basis.  Accordingly, the weighted average impact of the dilutive effect of potential common shares of 963,830 and 849,235 have been considered in determining the dilutive earnings per share on a adjusted basis for the three and twelve months ended December 31, 2003, respectively.

EBITDA for the Company is calculated as follows (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net income (loss)	$66,433	$(10,084)	$64,725	$(34,704)

Add:
Depreciation and amortization	14,856	39,051	54,857	92,622
Interest expense	13,280	19,518	65,418	71,256
Loss on extinguishment of debt	—	6,639	21,075	13,479
Provision (benefit) for income taxes	41,839	9,183	43,529	(6,276)
Less:
Interest income	1,961	937	4,264	3,560

EBITDA	$134,447	$63,370	$245,340	$132,817

Operating income (loss), as adjusted for one-time items is calculated as follows (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003

Americas
Operating income	$58,055	$17,048	$106,704	$30,175
Amortization expense relating to net revenue backlog acquired in the Insignia acquisition	2,794	13,932	9,717	34,491
Merger-related charges related to the Insignia acquisition	—	4,475	22,038	20,367
Integration costs related to the Insignia acquisition	2,063	7,758	11,638	10,667
One-time compensation expense related to the initial public offering	—	—	15,000	—

Operating income, as adjusted	$62,912	$43,213	$165,097	$95,700

EMEA
Operating income (loss)	$31,940	$(7,767)	$30,902	$(20,851)
Amortization expense related to net revenue backlog acquired in the Insignia acquisition	—	14,191	3,324	24,617
Merger-related charges related to the Insignia acquisition	—	12,055	3,205	15,958
Integration costs related to the Insignia acquisition	518	2,459	2,701	2,973

Operating income, as adjusted	$32,458	$20,938	$40,132	$22,697

Asia Pacific
Operating income	$9,231	$4,690	$18,553	$7,046
Merger-related charges related to the Insignia acquisition	—	492	—	492

Operating income, as adjusted	$9,231	$5,182	$18,553	$7,538

Global Investment Management
Operating income	$11,010	$5,165	$14,849	$9,460
Merger-related charges related to the Insignia acquisition	—	—	331	—

Operating income, as adjusted	$11,010	$5,165	$15,180	$9,460

The Company does not allocate net interest expense or provision (benefit) for income taxes among its segments.  Accordingly, EBITDA for segments is calculated as follows (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003

Americas
Operating income	$58,055	$17,048	$106,704	$30,175
Add:
Depreciation and amortization	11,525	20,595	37,514	56,865
Equity income from unconsolidated subsidiaries	3,974	3,367	10,288	8,073

EBITDA	$73,554	$41,010	$154,506	$95,113

EMEA
Operating income (loss)	$31,940	$(7,767)	$30,902	$(20,851)
Add:
Depreciation and amortization	2,170	17,362	12,050	31,110
Equity income (loss) from unconsolidated subsidiaries	19	131	(519)	(206)

EBITDA	$34,129	$9,726	$42,433	$10,053

Asia Pacific
Operating income	$9,231	$4,690	$18,553	$7,046
Add:
Depreciation and amortization	621	486	2,476	2,226
Equity income from unconsolidated subsidiaries	143	246	555	361

EBITDA	$9,995	$5,422	$21,584	$9,633

Global Investment Management
Operating income	$11,010	$5,165	$14,849	$9,460
Add:
Depreciation and amortization	540	608	2,817	2,421
Equity income from unconsolidated subsidiaries	5,219	1,439	9,151	6,137

EBITDA	$16,769	$7,212	$26,817	$18,018

CB RICHARD ELLIS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2004	2003

Assets:
Cash and cash equivalents	$256,896	$163,881
Restricted cash	9,213	14,899
Receivables, net	394,062	322,416
Warehouse receivable (1)	138,233	230,790
Property and equipment, net	137,703	113,569
Goodwill and other intangibles, net	935,161	951,289
Deferred compensation assets	102,578	76,389
Other assets, net	297,790	340,248

Total assets	$2,271,636	$2,213,481

Liabilities:
Current liabilities, excluding debt	$637,165	$551,995
Warehouse line of credit (1)	138,233	230,790
Senior secured term loan tranche B	277,050	297,500
11¼% senior subordinated notes	205,032	226,173
9¾% senior notes	130,000	200,000
16% senior notes	—	35,472
Other debt (2)	22,492	82,907
Deferred compensation liability	160,281	138,037
Other long-term liabilities	135,510	111,022

Total liabilities	1,705,763	1,873,896

Minority interest	5,925	6,656

Stockholders’ equity	559,948	332,929

Total liabilities and stockholders’ equity	$2,271,636	$2,213,481

(1)   Includes Freddie MAC loan receivables and related non-recourse warehouse line of credit of $138.2 million and $230.8 million at December 31, 2004 and 2003, respectively.

(2)   Includes non-recourse debt relating to a building in Japan of $43.7 million at December 31, 2003.